Exhibit 99.1
TANGER ELECTS DIRECTORS AND OFFICERS

Greensboro, NC -- May 13, 2011. The shareholders of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) at its Annual Shareholders Meeting on May 13, 2011, elected the following directors to serve for the ensuing year:
Jack Africk    Independent Director, Interim Non-Executive Chairman of the Board
William G. Benton    Independent Director
Bridget Ryan Berman    Independent Director
Donald G. Drapkin    Independent Director
Thomas J. Reddin    Independent Director
Thomas E. Robinson    Independent Director
Allan L. Schuman    Independent Director
Steven B. Tanger    Director, President and Chief Executive Officer
During a meeting of the Board of Directors held on May 13, 2011 the following officers were elected to serve for the ensuing year:
Steven B. Tanger - President & Chief Executive Officer
Frank C. Marchisello, Jr. - Executive Vice President, Chief Financial Officer & Secretary
Thomas E. McDonough - Executive Vice President, Operations
Carrie A. Geldner - Senior Vice President, Marketing
Lisa J. Morrison - Senior Vice President, Leasing
Virginia R. Summerell - Senior Vice President, Treasurer & Assistant Secretary
James F. Williams - Senior Vice President, Controller
Laura M. Atwell - Vice President, Marketing
Elizabeth J. Coleman - Vice President, Operations
Ricky L. Farrar - Vice President, Information Technology
Leigh Ann Figg - Vice President, Real Estate Counsel
Thomas J. Guerrieri Jr. - Vice President, Financial Reporting
Beth G. Lippincott - Vice President, Leasing
Mona J. Walsh - Vice President, Corporate Communications
Mary Ann Williams - Vice President, Human Resources
Charles A. Worsham - Vice President Development

About Tanger Factory Outlet Centers
Tanger Factory Outlet Centers, Inc., (NYSE:SKT) is a publicly-traded REIT headquartered in Greensboro, North Carolina that operates and owns, or has ownership interests in, a portfolio of 34 upscale outlet shopping centers in 22 states coast-to-coast, totaling approximately 10.3 million square feet, leased to over 2,100 stores that are operated by more than 370 different brand name companies. More than 160 million shoppers visit Tanger Outlet Centers annually. For more information on Tanger Outlet Centers, call 1-800-4-TANGER or visit our website at www.tangeroutlet.com.

CONTACT:     Frank C. Marchisello, Jr.            Mona J. Walsh
        Executive Vice President and CFO        Vice President of Corporate Communications
        (336) 834-6834                (336) 856-6021